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                                                                    Exhibit 16.1


Price Waterhouse LLP




October 22, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

Savannah Foods & Industries, Inc.

We have read Item 4 of Savannah Foods & Industries, Inc.'s Form 8 K dated October 17, 1996 and are in agreement with the statements contained in paragraph 4 (a) therein.

Yours very truly,

/s/Price Waterhouse LLP
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Price Waterhouse LLP


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